SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

Intellect Neurosciences, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-128226	20-8329066
(Commission File Number)	(I.R.S. Employer Identification No.)

550 Sylvan Ave., Suite 101 Englewood Cliffs, New Jersey	07632
(Address of Principal Executive Offices)	(Zip Code)

(201) 608-5101

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 19, 2014, Intellect Neurosciences, Inc. (the “Company”) held a special meeting of stockholders, at which the Company’s stockholders approved four proposals. The proposals are described in detail in the Company’s proxy statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, on November 14, 2014.

Proposal 1

As set forth below, the Company’s stockholders approved and authorized the Company to amend the Certificate of Incorporation to effect a reverse stock split (the “Reverse Stock Split”) of our issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), by a ratio of two hundred and fifty for one (250-for-1) such that each two hundred and fifty (250) shares of Common Stock will be combined into one (1) share of Common Stock at any time prior to December 31, 2014, with fractional shares being rounded-up to the nearest whole number:

For	Against	Abstentions	Broker Non-Votes
753,796,171	59,479,771	501,438	0

Proposal 2

As set forth below, the Company’s stockholders approved an amendment of the Company’s 2006 Equity Incentive Plan to add 6,000,000 shares to such plan (on a post Reverse Stock Split basis):

For	Against	Abstentions	Broker Non-Votes
729,560,416	51,098,477	972,732	32,145,755

Proposal 3

As set forth below, the Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstentions	Broker Non-Votes
744,484,256	25,122,398	12,024,971	32,145,755

Proposal 4

As set forth below, the Company’s stockholders approved, on an advisory basis, a three-year frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation:

1 Year	2 Year	3 Year	Abstentions	Broker Non-Votes
41,579,185	49,946,180	663,196,173	26,910,087	32,145,755

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2014	INTELLECT NEUROSCIENCES, INC.

	By:	/s/ Elliot Maza
	Name:	Elliot Maza
	Title:	Chief Executive Officer